UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015 (February 25, 2015)

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16335

DE	73-1599053
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Williams Center, Tulsa, OK 74172

(Address of principal executive offices, including zip code)

(918) 574-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 25, 2015, Magellan Midstream Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., each acting on behalf of itself and collectively as the managers of the several underwriters named therein (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of $500,000,000 aggregate principal amount of the Partnership’s senior notes, consisting of $250,000,000 aggregate principal amount of its 3.20% Senior Notes due 2025 (the “2025 Notes”) and $250,000,000 aggregate principal amount of its 4.20% Senior Notes due 2045 (the “2045 Notes” and, together with the 2025 Notes, the “Notes”). The 2025 Notes were issued at 99.871% of the face value amount and the Partnership agreed to sell the 2025 Notes to the Underwriters at a purchase price of 99.221% of the principal amount thereof. The 2045 Notes were issued at 99.965% of the face value amount and the Partnership agreed to sell the 2045 Notes to the Underwriters at a purchase price of 99.090% of the principal amount thereof. The material terms of the Offering are described in the prospectus supplement dated February 25, 2015, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Notes is registered with the Commission pursuant to the Partnership’s Registration Statement on Form S-3 (File No. 333-183013) that was filed with the Commission on August 2, 2012. Subject to customary conditions to closing, the transactions contemplated by the Underwriting Agreement will be consummated on March 4, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Partnership and its affiliates, for which they received or will receive customary fees and expense reimbursement. Additionally, each of the Underwriters or their affiliates has a lending relationship with the Partnership.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of February 25, 2015 among Magellan Midstream Partners, L.P. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as managers of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

By: Magellan GP, LLC, its general partner

Date: February 27, 2015	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of February 25, 2015 among Magellan Midstream Partners, L.P. and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as managers of the several underwriters named therein.